UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2010

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan

On July 21, 2010, Celanese Corporation (the “Company”) announced that the compensation committee of the board of directors (the “Compensation Committee”) had adopted an Executive Severance Benefits Plan (the “Severance Plan”).  The Severance Plan is effective immediately and applies to employees that are salary levels 1, 2, or 3, excluding the Chief Executive Officer, which includes all of the Company’s executive officers.  Previously, the Company negotiated severance benefits for involuntarily terminated executives, where applicable, on a case-by-case basis.

The Severance Plan provides, upon the involuntary termination not for cause of an executive, for the payment of (i) one year’s base salary, (ii) one year’s annual performance bonus award (based upon target Company performance and a 1.0 individual modifier), and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and an 1.0 individual modifier).  In addition, the Severance Plan provides that the vesting of long-term incentive grants of restricted stock units, stock options and incentive cash upon termination not for cause will be governed by the terms of the award agreements for such grants.  The Severance Plan also provides for the payment of COBRA premiums and executive outplacement services for a period of 1 year from the date of termination.  As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the Severance Plan, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Annual Base Salary Increases

The Compensation Committee increased the annual base salary of the following executive officers, effective August 2, 2010:

Name	Title	New Base Salary
Steven M. Sterin	Senior Vice President and Chief Financial Officer	$494,000
Gjon N. Nivica, Jr.	Senior Vice President, General Counsel	$451,500
	and Corporate Secretary

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Executive Severance Benefits Plan, dated July 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By: /s/ James R. Peacock III
Name: James R. Peacock III
Title: Vice President, Deputy General Counsel
and Assistant Corporate Secretary

  Date: July 27, 2010

Exhibit Index

Exhibit Number	Description
10.1	Executive Severance Benefits Plan, dated July 21, 2010